Blue Sphere Corporation 8-K

Exhibit 10.4

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge” or this “Agreement”) is dated as of [ ], 2017, by and between Blue Sphere Corporation, a Nevada corporation (the “Company” or “Pledgor”), and the undersigned investors (the “Pledgees”).

WHEREAS, the Company and Pledgees are executing and delivering this Agreement in connection with a Debenture Refinance and Purchase Agreement, dated the date hereof (as such may be amended, restated or otherwise modified from time to time, the “Refinance Agreement”), by and among the Company, the debenture holders signatory thereto and Mstead Ltd, pursuant to which the Company shall issue to each Pledgee a certain Convertible Senior Debenture and (the “Debentures”) and a Warrant to purchase shares of the Company’s common stock (“Warrants”, together with the Debentures and the Refinance Agreement, the “Transaction Documents”);

WHEREAS, the Pledgor owns 100 ordinary shares of Eastern Sphere Ltd., a company formed and existing under the laws of Israel (“Eastern Sphere”), representing 100% of the issued and outstanding shares of Eastern Sphere; and

WHEREAS, it is a condition of the Refinance Agreement that the parties enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and Pledgee hereby agree as follows:

1.            Defined Terms.

(a)       Capitalized terms defined in the Transaction Documents and not otherwise defined herein shall have the meanings given to them in the Transaction Documents.

(b)       As used in this Agreement, the following terms shall have the meanings indicated:

“Event of Default” has the meaning given to such term in the Refinance Agreement.

“Obligations” means the payment and performance of (a) the outstanding principal amount under the Debentures, (b) all accrued and unpaid interest on the Debentures, and (c) all other debts, obligations, liabilities, agreements or covenants of the Pledgor under or in connection with the Debentures.

“Pledged Shares” means 49 ordinary shares of Eastern Sphere, representing forty-nine percent (49%) of its issued and outstanding shares, owned by the Company, including all rights attached thereto.

“Security Interest” has the meaning given to such term in Section 2 of this Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Nevada, or in any other state whose laws are held to govern this Agreement or any portion hereof.

(c)       Terms Defined in Uniform Commercial Code. All other terms used in this Agreement that are not specifically defined in this Agreement or the Transaction Documents shall have the meaning assigned to such terms in the UCC to the extent such other terms are defined therein.

(d)       Singular/Plural, Etc. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, references to the singular include the plural and “or” has the inclusive meaning represented by the phrase “and/or.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Agreement unless otherwise provided.

2.            Pledge. As security for the payment and performance of all of the Obligations, the Pledgor hereby grants, pledges, hypothecates, assigns and transfers to the Pledgees a security interest (the “Security Interest”) in all of the Pledgor’s right, title and interest in and to the Pledged Shares.

3.            Registrar. The Pledgor will file the Pledge with the Registrar of Chattel Mortgages in Jerusalem concurrently with the execution hereof and deliver to Pledgees copies of the Register showing that the pledge has been duly recorded.

4.            Warranties and Covenants. The Pledgor makes the following warranties and covenants:

(a)       The Pledgor has title to the Pledged Shares, free of all Liens except the Security Interest.

(b)       The Pledgor has full power and authority to execute this Agreement, to perform the Pledgor’s obligations hereunder and to subject the Pledged Shares to the Security Interest created hereby.

(c)       No financing statement covering all or any part of the Pledged Shares is on file in any public office (except for any financing statements filed by the Pledgees).

(d)       The Pledged Shares have been duly authorized and validly issued by Eastern Sphere, Ltd. thereof and are fully paid and non-assessable. The Pledged Shares are not subject to any offset or similar right or claim of the issuer thereof.

(e)       The Pledgor has the legal capacity, power and authority and the legal right to execute and deliver, and to perform its obligations under this Agreement and has taken all necessary corporate action to authorize such execution, delivery and performance.

(f)       This Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(g)       The execution, delivery and performance of this Agreement will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Pledgor, or (ii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Pledgor is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder (other than in favor of the Pledgees). The Pledgor is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the properties, assets or condition (financial or otherwise) of the Pledgor.

(h)       Except for filings, recordings and registrations to perfect the Security Interest, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Pledgor to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Agreement.

(i)       Except as disclosed in writing to the Pledgees, there are no actions, suits or proceedings pending or, to the knowledge of the Pledgor, threatened against or affecting the Pledgor or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Pledgor could reasonably be expected to have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Pledgor or on the ability of the Pledgor to perform its obligations hereunder.

(j)       The Pledgees will have a first ranking security interest in and to the Pledged Shares.

(k)       The Obligations, for so long as outstanding under the Debentures, shall rank senior to all other indebtedness and liabilities of the Pledgor but subordinate to all indebtedness and liabilities of the Pledgor’s subsidiaries and project level operating entities in which the Pledgor holds an equity interest.

5.             Further Assurances. The Pledgor agrees that at any time and from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Pledgees may reasonably request, in order to perfect and protect the Security Interest or to enable the Pledgees to exercise and enforce its rights and remedies hereunder with respect to the Pledged Shares (but any failure to request or assure that the Pledgor execute and deliver such instruments or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion). The Pledgor hereby authorizes the Pledgees to file one or more financing statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Pledged Shares.

6.             Voting Power, Dividends, and Default. Unless and until an Event of Default has occurred, Pledgor shall have the right to exercise all voting, consensual, and other powers of ownership pertaining to the Pledged Shares and Pledgor shall receive any dividends or distributions on the Pledged Shares, except as provided in the Debentures. If any Event of Default shall occur, then the Pledgees may take whatever action Pledgees determine in accordance with the Law in Israel in order to collect the outstanding Obligations.

8.             Taxes and Claims. The Pledgor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Pledged Shares or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Pledged Shares or any interest therein and (c) such taxes, charges or claims are adequately reserved against on the Pledgor’s books in accordance with generally accepted accounting principles.

10.           Pledgee May Perform. If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor.

11.           The Pledgees’ Duties. The powers conferred on the Pledgees hereunder are solely to protect its interest in the Pledged Shares and shall not impose any duty upon it to exercise any such powers.

12.           Remedies upon Default. The Pledgees’ recourse in an Event of Default shall be the foreclosure of such a number of Pledged Shares representing at the time of their foreclosure value equal to the outstanding Obligations at that time by the exercise of this Pledge in accordance with the Laws of Israel. In addition, Pledgees may exercise any other right or remedy the Pledgees may have pursuant to the Transaction Documents, but in no event may Pledgees collect in total more than the outstanding Obligation owed to Pledgees at that time. Pledgees shall submit written notice of its intention to exercise the Pledge as aforementioned to the Pledgor and Pledgor shall have the right to cure any Event of Default by payment in full of any sums then due, whether by acceleration or otherwise, within ten (10) days of receipt of such notice. In the event that Pledgor does not cure such Event of Default within the aforementioned period, the Pledgees may take whatever action it deems fit in accordance with the terms of this Agreement.

13.           Costs and Expenses; Indemnity. The Pledgor will pay or reimburse the Pledgees on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Pledgees in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. The Pledgor shall indemnify and hold the Pledgees harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or the Pledgees’ actions pursuant hereto, except that no Person shall be indemnified with respect to claims, losses or liabilities resulting from the Pledgees’ gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Pledgor to indemnify and hold the Pledgees harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest. The obligations of the Pledgor under this Section 13 shall survive any termination of this Agreement. Furthermore, if and to the extent that any of the foregoing agreements described in this Section 13 may be unenforceable for any reason, the Pledgor agrees to make the maximum contribution to the payment and satisfaction of such liabilities that is permissible under applicable law.

14.           Waivers; Remedies; Marshaling. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Pledgees and/or the party sought to be charged with any such amendment or modification. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Pledgees. All rights and remedies of the Pledgees shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Pledgees’ option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Pledgor hereby waives all requirements of law, if any, relating to the marshaling of assets which would be applicable in connection with the enforcement by the Pledgees of its remedies hereunder, absent this waiver.

15.           Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission (with machine or oral confirmation of delivery), overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing delivered as required as required under this Section 15. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission (with machine or oral confirmation of delivery), from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

16.           Pledgor Acknowledgments. The Pledgor hereby acknowledges that (a) the Pledgor has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) the Pledgees do not have a fiduciary relationship to the Pledgor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Pledgor and the Pledgees.

17.           Continuing Security Interest; Assignments under Loan Agreement. This Agreement shall (a) create a continuing security interest in the Pledged Shares and shall remain in full force and effect until payment in full of the Obligations and the expiration or termination of the obligations, if any, of the Pledgees to extend credit accommodations to the Borrower, (b) be binding upon the Pledgor, its successors and assigns, and (c) be enforceable by the Pledgees and shall inure to the benefit of the Pledgees’ successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), the Pledgees may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement to any other Persons to the extent and in the manner provided in the Loan Agreement and may similarly transfer all or any portion of its rights under this Agreement to such Persons.

18.           Termination of Security Interest. Upon payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Shares shall revert to the Pledgor.

19.           Law Governing this Agreement and Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws; provided, however, that any matter relating to the registration of the Pledge, as provided herein, or the enforcement of the Pledge in Israel, shall be governed by and construed in accordance with the laws of Israel. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

The parties to this Agreement shall submit all disputes arising under this Debenture to arbitration in New York, New York before a single arbitrator of the American Arbitration Association (the “AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the State of New York. No party hereto will challenge the jurisdiction or venue provisions as provided in this Section 19. Nothing in this Section 19 shall limit the Pledgee’s right to obtain an injunction for a breach of this Agreement from a court of law. Any injunction obtained shall remain in full force and effect until the arbitrator fully adjudicates the dispute.

20.           Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

21.           General. All representations and warranties contained in this Agreement, any other Loan Document to which the Pledgor is a party or in any other agreement between the Pledgor and the Pledgees shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The Pledgor waives notice of the acceptance of this Agreement by the Pledgees. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

THE COMPANY:

BLUE SPHERE CORPORATION

By:
Name: Shlomi Palas
Title: Chief Executive Officer

[Signature Page of Pledgees Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

THE PLEDGEES:

Principal Amount of Debenture	:	$ _________________ (USD)

Name of Pledgee	:

(signature)

By:

Title:

Dated:	________________________________________, 2017

[Signatures Continue on Next Page]